UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 3, 2016

VALHI, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2697
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (972) 233-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 3, 2016, ASC Holdings, Inc., a subsidiary of the registrant, entered into an Amended and Restated Company Agreement ("Amended and Restated LLC Company Agreement") of The Amalgamated Sugar Company LLC, a Delaware limited liability company ("Amalgamated"), which amended and restated the original company agreement of Amalgamated dated January 3, 1997, as previously amended and restated (the "Prior LLC Company Agreement").    The registrant's investment in Amalgamated is discussed in Note 4 to the registrant's consolidated financial statements included in the registrant's Annual Report on Form 10-K for the year ended December 31, 2015.   As noted in such disclosure, the Prior LLC Company Agreement contains certain restrictive covenants intended to protect our interest in Amalgamated, including limitations on capital expenditures and additional indebtedness.  The principal effect of entering into the Amended and Restated LLC Company Agreement was to increase the permitted amount of Amalgamated's capital expenditures, indebtedness and investments, as well as changing the fiscal year-end of Amalgamated for certain purposes from December 31 to August 31.   A copy of the Amended and Restated LLC Company Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.  The foregoing description of the Amended and Restated LLC Company Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated LLC Company Agreement.

Item 9.01.                                        Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
10.1	Amended and Restated Company Agreement of The Amalgamated Sugar Company LLC dated June 3, 2016 (to be effective as of January 1, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALHI, INC.

Date:  June 7, 2016                                                                                                  By:            /s/ Gregory M. Swalwell
               Gregory M. Swalwell
               Executive Vice President, Chief Financial Officer
                 and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Company Agreement of The Amalgamated Sugar Company LLC dated June 3, 2016 (to be effective as of January 1, 2016)